UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 28, 2018

Menlo Therapeutics Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38356	45-3757789
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

200 Cardinal Way, 2nd Floor

Redwood City, California 94063

(Address of principal executive offices, including ZIP code)

(650) 486-1416

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.02. Termination of a Material Definitive Agreement.

On June 28, 2018 (JST), Menlo Therapeutics Inc. (the “Company”) and Japan Tobacco Inc. and Torii Pharmaceutical Co., Ltd. (together referred to as “JT Torii”) agreed to terminate their License and Collaboration Agreement, dated as of August 10, 2016 (the “Agreement”), for the development and commercialization of products containing serlopitant in Japan. As a result, the Company has now reacquired full ownership of the development and commercialization rights to serlopitant in Japan. In June 2018, JT Torii paid to the Company a $2.0 million milestone related to completion of certain clinical study reports by the Company, and JT Torii will pay in connection with the termination an additional $0.1 million associated with activities under the Agreement. A summary of the material terms of the Agreement can be found in the Company’s Annual Report on Form 10-K filed on March 28, 2018. The Agreement was filed as Exhibit 10.2 to the Company’s Registration Statement on Form S-1/A (File No. 333-222324) filed on January 18, 2018, and incorporated by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Menlo Therapeutics, Inc.

/s/ Kristine Ball
Date: June 28, 2018	By: Kristine Ball
Senior Vice President, Corporate Strategy and
Chief Financial Officer